Exhibit 99.1

Transcript from Peak International Limited Conference Call held on April 22, 2004

Good day ladies and gentleman and welcome to the Q4 2004, Peak International Earnings Conference Call. My name is Mike and I will be your conference coordinator today. [OPERATOR INSTRUCTIONS]

I would now like to turn the presentation over to your host for today’s call, Mr. Jack Menache, Vice President. Please proceed sir.

Jack Menache - Peak International - VP

Good morning and welcome to Peak International Limited’s fourth quarter and fiscal year-end conference call.

In a moment, I will turn the call over to Cal Reed, Peak’s CEO and Chairman, who will comment on the company’s performance and the state of our industry. Following Cal, Bill Snyder, Peak’s CFO will discuss Peak’s financial performance. Our discussion today will be simulcast so that all investors will have access to the information discussed on this conference call.

We will make forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These and other forward-looking statements are not guarantees of future results and are subject to risks and uncertainties, including among others, intellectual property rights of third parties, patent litigation in Taiwan, difficulties related to working in the Peoples Republic of China, including health issues and their potential effect on our factory and customers, market demands for the company’s products, increase in competition, issues related to cost of manufacturing, availability in pricing of new and recycled raw materials, the possible revaluation of the PRC currency, any future economic downturn and other matters that could cause actual results to differ materially from projections made in this conference call.

Additional risks are detailed in the company’s filings with the Securities and Exchange Commission, including the company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the fiscal year ended March 31, 2003. The company assumes no obligation to update information provided during this conference call. I will now turn the call over to Cal Reed.

Calvin Reed - Peak International - Chairman and CEO

Thank you Jack.

Fiscal 2004 was the year of growth and recovery for Peak. While we missed the bottom line profitability for the year, we did earn a pre-tax profit. Revenues were up 14 percent over the prior fiscal year and 16 percent quarter to quarter, despite a temporary drop in the disk drive revenues. We are broadening our disk drive customer base and product line and believe that sales for disk drive trade will improve this calendar year.

I am also pleased to report that we are now qualifying our first disk caddies that were used in the disk drive manufacturing process. Disk caddies represent a broadening of our available market. We have opened the door to several significant opportunities this past year and we will concentrate our efforts in fiscal 2005 on excellence and implementation and execution.

Late in the quarter, we reorganized our advanced products’ group, which will now be headed by Mr. Frank Lazzo, a seasoned disk drive executive and an engineering graduate from San Jose State University. Frank has been a consultant to Peak and was instrumental in designing the construction of Peak’s new cleaning room facilities in China.

When we entered the fourth quarter, we expected reported net profit for the year. Had the disk drive orders kept pace with expectations, the year would have been profitable. We didn’t lose this business to competition, rather it has been delayed and we expect the disk drive business to be a meaningful contributor to our revenues and profits in the coming year.

I will now turn the call over to Bill Snyder who will comment on our financial report performance. Bill.

Bill Snyder - Peak International - CFO

Thanks Cal.

Net sales for the quarter were $16,500,000 - up 15.8 percent from the $14,200,000 in the fourth quarter one year ago, but down 3.1 percent sequentially. This drop off in the prior quarter can be attributed to a reduction in disk drive trade sales. Semiconductor demand remains strong.

Peak’s principle disk drive customer is in the midst of a product transition and we are building tools to support the next generation of disk drives. We expect this activity to lead to increased revenue opportunities in the third and fourth calendar quarters of this year.

Revenue for semiconductor trays increased 0.7 percent from the previous quarter, driven by a volume increase of 4.7 percent and an ASP decrease of 3.8. percent. This ASP decrease was largely due to a mixed shift to low temperature trays. Revenue for disk drive trays decreased by 54.6 percent from the previous quarter, including a 49.6 percent drop in volume and a 9.9 percent ASP decrease.

Combined trade revenue - that is semiconductor plus disk drive decreased by approximately $0.5 million due to the drop in disk drive trays. Revenue from tape-and-reel decreased by 3.4 percent - carrier tape sales decreased by 1.9 in volume while average prices dropped 10.6 percent. Reels decreased in volume 7.8 percent while prices fell 4.0. Cover tape revenue increased 16.4 percent. Tube revenue increased by 21.6 percent with volume increasing by 21.6 percent while prices were flat.

Net revenue increased from $56.1 million to $63.8 million from fiscal 2003 to fiscal 2004. For the year, semiconductor trade sales increased 28.1 percent. Disk drive tray sales declined by 30.3 percent. Tape-and-Reel revenue improved by 8.7 percent. Tube revenue improved by 3.9 percent.

In summary, in year-to-year comparison, all segments of Peak’s semiconductor business increased. Gross profit was $4,400,000 for the quarter - an improvement from $4,100,000 in the same quarter one year ago, but down sequentially from the $5,800,000 in the previous quarter. Gross profit is a percent of revenue dropped from 33.9 percent in the previous quarter to 27 percent in the fourth quarter.

Several factors led to the quarter over quarter degradation in gross profit. First, raw material costs increased approximately 2 percent of sales as Peak paid higher prices for many of its petroleum-based raw materials.

Next, the un-forecasted drop in disk drive sales, which normally carry attractive gross margins, lead to a gross profit shortfall. On a mixed basis, the company increased its proportion of Tubes and tape-and-reel from 21.8 percent in the third quarter to 23.9 percent in the fourth quarter. These two product segments generate little or no gross profit.

Plus, sales dropped by $500,000 and mixed moved from profitable products to breakeven or loss products.

In the quarter, we also booked a $170,000 lower cost to market inventory reserve, principally in the tape-and-reel business. Factory costs were also impacted by year-end bonus accrual and added indirect head count, approximating $100,000.

Gross profit for the year was $18,600,000 or 29.1 percent of revenue compared to $14,700,000 or 26.3 percent of revenue in the prior year. This improvement can be attributed to increased factory utilization allowing Peak to partially offset rising raw material costs.

G&A costs declined from $1,800,000 in the fourth quarter one year ago to $1,700,000 in the just included quarter. G&A costs were up sequentially by 4.6 percent due to bonus accruals and increased payroll taxes. For the year, G&A costs decreased from the prior year by almost $1,200,000. This was a result of lower legal and professional costs, lower salary costs and a reallocation of certain occupancy costs from G&A to sales and marketing costs.

Sales and marketing costs for the first quarter increased from $2,600,000, one year ago, to $3,500,000 and up from $3,000,00 in the immediate prior quarter. This year-over-year and quarter-over-quarter increase was impacted by approximately $300,000 of severance costs attributed to a reorganization in Peak’s advanced products’ group and sales organization.

Fiscal 2004 sales and marketing costs increased from $10,100,000 in fiscal 2003 to $12,100,000 in fiscal 2004. This increase was impacted by greater freight and delivery costs associated with a greater revenue, increased payroll and travel costs and a previous mentioned allocation of occupancy costs from G&A to sales and marketing. Both, the fourth quarter of last year and the full year operating expenses included asset impairment charges of $2,800,000 and $13,400,000 respectively.

Fiscal 2004 had no such expense. Without the impairment charge, fiscal 2004 operating expenses were $18,900,000 - up from $18,000,000 in the prior year. For the fourth quarter, Peak recorded a favorable other income of $300,000 as the company collected a judgment from a former officer. Other income was favorable for the year in contrast to a small expense in fiscal 2003.

As noted in the press release, Peak had a $500,000 pre-tax loss for the quarter but a small pre-tax profit for the year. Peak recorded a small tax benefit for the quarter but a net tax expense for fiscal 2004. You may recall, we booked a $145,000 charge in Q1 caused by Hong Kong, reviving the statutory tax rate, which caused us to revalue all deferred tax liabilities on the balance sheet at fiscal year 2003 year-end.

Diluted EPS was minus 4 cents for the fourth quarter and minus 2 cents for the year compared to minus 24 cents and minus $1.30 for the same period one year ago, which included the aforementioned asset impairment charges.

At year-end, Peak had $20,300,000 in cash - down from $25,900,000 one year ago. In the course of the year, Peak repurchased a net of $1,300,000 of its common stock through an inventory by $1,400,000 and grew accounts receivable by $1,500,000.

Finally, Peak posted $1,400,000 for tax, bonds and deposits for interest charges relating to its on-going tax dispute in Hong Kong. Fixed assets and additions, and depreciation were roughly balanced for the year. That concludes my comments for the quarter and year and I will turn the call back over to Cal Reed.

Calvin Reed - Peak International - Chairman and CEO

Thank you Bill. And now we will take questions. Do we have any?

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]

And our first question comes from Rob Dameron with 21st Century Research. Please go ahead.

Rob Dameron - 21st Century Research - Analyst

Good morning guys.

Calvin Reed - Peak International - Chairman and CEO

Good morning Rob.

Rob Dameron - 21st Century Research - Analyst

Just, first of all, a question regarding the disk drive business. Clearly, that looked the most troublesome spot for the company during the quarter. Could you just give us a little bit more detail in what’s going on with that market place? Clearly, Seagate had some disappointing results. What do you anticipate there? And it sounded like Bill was a little bit more optimistic about the business in Q3 and Q4 calendar year. How do you anticipate that business to come back?

Calvin Reed - Peak International - Chairman and CEO

Well, as we said in the comments, we don’t believe we’ve lost that business to any of our competitors. I think, some of the disk drive manufacturers that we supply, you know, go through product transitions. And, in my almost 20 years of the disk drive business, I don’t remember one of those ever going right either.

And apparently, for whatever, and I don’t want to speak for any of the disk drive companies, some of their new products for technological reasons, market reasons, whatever have been rescheduled. And we are diligently working with those manufacturers on those next generation products. Now we have, I don’t know, somewhere around 10 new tool designs and process, you know, that are part of the next generation products. And we’ll start in the third quarter, we think, ramping the tray productions to bring those new products into the factories.

So, we think the disk drive business is still, you know, is still going to be a premier part of our sales, ongoing. But, it is not a business that is going to be really consistent. And the forecasting out of that business is, you know, is something we have to look at very hard because we relied on their forecast - actually got past two quarters. And it didn’t happen. But, we think, looking at where we are today and the tooling that we’re actually - we are designing and manufacturing, right now, that we feel like those businesses are out there in the third - those revenues for those tools are out there in the third and fourth quarter and it’ll come back.

And additionally, we have designed purchase orders, not production. Designing purchase orders for automation products from one other disk drive manufacturer and one component supplier that we are working on new designs there. They’re outside of our primary customer. So, what we have to do - and we’re working very hard on it - is get a broader base. We essentially have a one customer - for a product line, you’re going to get the problems that we’ve just seen this past quarter.

We’ve been working hard on that but it’s very difficult to break into but it’s happening. We actually have in our hands, purchase orders for designs. We have one purchase order for - it’s actually for a tool. And we expect in the next six to eight weeks to have a half a dozen more.

What we’re actually building, it seems, are similar type products for a broader base of disk drive companies. And that’s going on. And then, there’s the real good news in our disk drive business, is that we have three manufacturers, now, who have agreed to qualify our new disk caddy.

The disk caddy is a product that the - this media, itself, is shipped in. And it has to be a very clean product when, you know, constructed a new cleaning room in China and we’re ready to start manufacturing that. But, we have to go through a phase to get those qualified. And the first days after you design your product and you think it’s good, you send it out for, what we call, mechanical qualification - mechanical samples where they verify that it fits all their tooling and their automation equipment.

And then, after you get that qualification done, then you go to the second, which is the cleaning qualification, where you have to clean it. And then, your materials and self have to pass many tests for bypassing and shrink and that sort of thing as well as cleanliness, before they go into disk drive cleaning rooms.

We think we’ll be in that cleanliness level testing, you know, in late June/early July. So, we’re seeing again, third and fourth quarter revenues for the disk caddies starting to come in and we think that will be a very broad base for the industry.

Now, the other thing about the disk drive industry, if you follow it at all, is these periods like we’ve had right now, where the products’ not happening, not being forecast, it seems that seems to rotate around the different companies. So, if we can get more disk drive business and a broader base, we think we can stabilize that revenue and increase it. And that’s about all I can tell you about the disk drive business today.

Rob Dameron - 21st Century Research - Analyst

OK, and then, just another unrelated question - this regarding the gross margin percentage. Clearly, we saw that drop for a number of reasons this quarter. But, one of them was the petroleum-based raw material increasing. I guess, you had mentioned over the last several months, that you’ve been trying to implement price increases to maybe, offset some of these cost of goods price increases. Where is the company in terms of raising prices? Are they sticking and by how much?

Calvin Reed - Peak International - Chairman and CEO

They - we have been very aggressively been out trying to raise prices. And I can’t report that they’re sticking a 100 percent. We’ve had a couple of them that we had to make decisions on, if we wanted to continue with some customers. And we haven’t seen our competitors backing off yet and starting to increase prices. We will continue this effort. But it’s not going, you know, I’m not going to implement a 3/4/5 percent across the board price increases - it just won’t work at this time. We’re continuing to work on it.

And then some products where our gross margins aren’t as favorable, we certainly will increase gross margins on those because if they go away, they’d probably help us. But you know, we have some products that we serve because our customers want them. If they want us to make those products from our primary products, then they’re going to have to pay a higher price. But, in general, we’ve seen about a 2 percent increase as we were forecasting 1.5 percent to 2 percent and average material cost increase across the company. Now, is that over? I don’t think so.

We’re working harder now to try to understand where we think it’s going to go for the year. But they, you know, there’s definitely inflationary pressure in petroleum products. Will it go back down as things settle down in the Far East? I hope so, but I’m not smart enough to forecast that right yet. And I’m not getting information that tells me what’s going to happen. So, we are looking at price instability in petroleum products for the foreseeable future. But, you know, what could happen next year, it could be another 3/4 percent over the next year.

Rob Dameron - 21st Century Research - Analyst

But, should you see some offsetting benefit from better capacity utilization in your facilities and therefore that may help to offset the cost of goods increases in the petroleum?

Calvin Reed - Peak International - Chairman and CEO

Absolutely. If these volumes go up, we’re getting much more utilization of the factory. While we have put in some additional equipment, we think that will help. And if you go - I can let Bill go through it in more detail with you. If you go through our gross margin, you know. You know, two points with petroleum and five points were essentially, you know, one-time hits.

Rob Dameron - 21st Century Research - Analyst

Right.

Calvin Reed - Peak International - Chairman and CEO

Bill, you want to comment on that?

Bill Snyder - Peak International - CFO

Yes. As I - well, Cal, I’m not sure that I think all of it is one-time hits.

Calvin Reed - Peak International - Chairman and CEO

Well, then go - let’s go through it - something brought it up - we missed that road.

Bill Snyder - Peak International - CFO

We hired some people in the quarter and unless you are planning to lay them off next quarter, they stay. But, by and large, the lower cost to market charges that we took to the tape business. If in fact, tape prices stay where they are today, I would not expect to make any subsequent charge. The tape business is very competitive right now. Those of us who understand the business, believe there are probably too many competitors in that market. And that’s probably the most challenging segment that we participate in right now. I agree that the other charges in the quarter were by and large ones that I would not expect to repeat.

Rob Dameron - 21st Century Research - Analyst

OK. That’s helpful. Thank you.

Operator

And our next question comes from Allan Seymour with Columbia Management Group.

Allan Seymour - Columbia Management Group - Analyst

Yes, Cal, can you give, maybe a little better sense on the disk drive side in terms of what you’re seeing, in terms of units there? I mean obviously, it sounds like the guys are actually being pretty disciplined about units although the pricing is hurting them pretty dramatically ...

Calvin Reed - Peak International - Chairman and CEO

Well ...

Allan Seymour - Columbia Management Group - Analyst

... in terms of their - not you guys in particular. But, you know, they’re trying to reduce inventory, I think. Although it sounds like, you know, there maybe some issues related to, you know, distribution via market pricing and all that kind of stuff.

Calvin Reed - Peak International - Chairman and CEO

Well, you see, our semiconductor business is based on unit volumes shipped by the semiconductors people.

Allan Seymour - Columbia Management Group - Analyst

Right.

Calvin Reed - Peak International - Chairman and CEO

Our disk drive business has no such reference.

Allan Seymour - Columbia Management Group - Analyst

OK.

Calvin Reed - Peak International - Chairman and CEO

Now, our products go out for their sub-component suppliers. They fill them up with components, send them to the factory, then the factory or some other third party cleans and inspects those products and recycles them. So, once we build these automation products, then we get a - you know, 10 to 15 percent fallout per cycle. And what we’re waiting - always waiting for is the next generation product.

Allan Seymour - Columbia Management Group - Analyst

OK.

Calvin Reed - Peak International - Chairman and CEO

OK? So, I can’t tell you how the disk drive unit shipment volumes are based on Peak’s performances in disk drive trade. They’re not correlated.

Allan Seymour - Columbia Management Group - Analyst

So, we’re really dependent upon, as you say, this product transition on the disk drive side ...

Calvin Reed - Peak International - Chairman and CEO

Right.

Allan Seymour - Columbia Management Group - Analyst

... in terms of ramping for business for that part of it ...

Calvin Reed - Peak International - Chairman and CEO

Correct.

Allan Seymour - Columbia Management Group - Analyst

... is what you’re saying. OK. Historically, I believe that, you know that, the semi guys have seen a sequential down, first quarter. It sounds like this was better than that. And ...

Calvin Reed - Peak International - Chairman and CEO

We - the first quarter of the year, Seymour, is our poorest quarter always.

Allan Seymour - Columbia Management Group - Analyst

Right.

Calvin Reed - Peak International - Chairman and CEO

Now if you look at our disks - at our semiconductor performance, it was essentially flat with last quarter, maybe going down slightly but not much. And that’s a real improvement for us. We’re real positive the semi portion of our business is healthy and growing. Although there’s a lot of price pressure. And this oil thing is, you know, it’s got us all pushed against the wall but we’re fighting back and we’re raising prices where we can. But the semiconductor industry appears very healthy.

Allan Seymour - Columbia Management Group - Analyst

OK. And so, as you go forward, presumably that health continues and you’re going to move into a seasonally better period. That means probably, the overhead absorption is, it should be better and subsequent improvement in gross margin.

Calvin Reed - Peak International - Chairman and CEO

Yes, you know, we are, you know, we are very sensitive in our gross margin right now to volume metric changes. Because, you know, we’re running right at that break even, make a little bit of profit area and it’s a little over $5,000,000 a month. So, if that goes up, it has a pretty high leverage effect on our gross margins.

Allan Seymour - Columbia Management Group - Analyst

OK. Great. Thank you.

Operator

And the next question comes from Morgan Frank with Manchester Asset Management. Please go ahead.

Morgan Frank - Manchester Asset Management - Analyst

Hi guys. Out of total housekeeping things, this $187,000 inventory you reserved for the tape business, how did that hit the income statement exactly? Where does that show up an a line item?

Unidentified

Bill, you ...

Bill Snyder - Peak International - CFO

... sales, Morgan.

Morgan Frank - Manchester Asset Management - Analyst

So that’s in (inaudible) sales.

Bill Snyder - Peak International - CFO

Including tax margin.

Morgan Frank - Manchester Asset Management - Analyst

Margin, OK. I just wanted to see - I just wanted to be sure it wasn’t taken out of revenue as a net reserve.

Unidentified

No.

Morgan Frank - Manchester Asset Management - Analyst

And then, second, can you talk a little bit about, you know, what your break down was by, you know, by product this quarter in terms of percentages of revenue. You sort of, alluded just some of it earlier and I got tangled up in, you know, the huge number of percentages that they’ve got.

Calvin Reed - Peak International - Chairman and CEO

Go ahead, Bill.

Bill Snyder - Peak International - CFO

I don’t have the precise reference document that would be useful to me but I’m going to wing it and it’s not going to be bad. For the quarter, disk drive trays as a percent of revenue were under 5 percent. Semiconductor trays were approaching 68 percent. Tape-and-Reel approached 18 percent. And the arithmetic difference will be Tubes and that looks like about 9 percent.

Calvin Reed - Peak International - Chairman and CEO

Tubes and others. There’s another shipment besides tubes.

Morgan Frank - Manchester Asset Management - Analyst

OK. Great. That is really helpful. And then, I mean, can you give us any sort of guidance as to what you know, might happen sequentially next quarter? I mean, generally, seasonally, it’s a better quarter for you guys. Are you expecting the season to pick up or what’s ...

Calvin Reed - Peak International - Chairman and CEO

Yes. In the semiconductor area, we’re looking for a pick-up this next quarter. The disk drives business, we’re not. But again, that’s 4 percent of our business and you know, we’d like to see it back at the 8 percent and better than it was.

But, we perceive the semiconductor does not foresee it. We’re enjoying, you know, a rebound of that business and we’re a unit volume company. When the unit volumes go up, our products are going to go up and our gross margins are going to improve. And I - we’re looking, I think, we’re - over the year and I don’t want to get into quarter-by-quarter in great detail, but I still think that our 15 percent growth in the next fiscal year is attainable.

Morgan Frank - Manchester Asset Management - Analyst

Got it. OK, great. Thanks very much guys.

Calvin Reed - Peak International - Chairman and CEO

If the disk drive thing cleans up, we might do better.

Morgan Frank - Manchester Asset Management - Analyst

Well, here’s hoping.

Calvin Reed - Peak International - Chairman and CEO

It will.

Operator

And our next question comes from Patrick Walker with Walker Smith Capital. Please go ahead.

Patrick Walker - Walker Smith Capital - Analyst

Hey guys.

Calvin Reed - Peak International - Chairman and CEO

How are you doing, Patrick?

Patrick Walker - Walker Smith Capital - Analyst

Thanks for taking my call. I guess just a follow-up on your last comment there. You say 15 percent growth in the next fiscal year is attainable. That doesn’t necessarily sound like it is? Does that mean that’s the goal or that’s ...

Calvin Reed - Peak International - Chairman and CEO

That is the goal. If I said I wasn’t committed to that, I’m wrong. We’re committed to around $75,000,000 next quarter and we’re going to work really hard to make that happen in the next fiscal year.

Patrick Walker - Walker Smith Capital - Analyst

OK, so I’ll take that for a quarter.

Calvin Reed - Peak International - Chairman and CEO

Yes, me too. But, I think it’s going to happen. You know, the first two quarters are going to be tough but the disk drive - but the semiconductor business looks good. But I am more optimistic on my new products group and the disk drive business right now than I have ever been although the sales are down these last quarters.

Patrick Walker - Walker Smith Capital - Analyst

When you say first two quarters, you mean first two calendar quarters or first two fiscal quarters?

Calvin Reed - Peak International - Chairman and CEO

Fiscal quarters.

Patrick Walker - Walker Smith Capital - Analyst

Fiscal quarters? So, that means ...

Calvin Reed - Peak International - Chairman and CEO

Yes.

Patrick Walker - Walker Smith Capital - Analyst

... during the September quarter, you think that this drive of business is weak?

Calvin Reed - Peak International - Chairman and CEO

I think it should be running pretty well by then. But you know, these things ramp in the slow period and they just get crazy. I think we’ll be making products of those tools in July, in June - late June or in July. But, when the real ramp comes, when the disk drive manufacturer thinks he’s really ready to ramp this thing and put a lot of inventory on it, you know, that could vary a month or two. And I don’t have the insight right now to tell you when I really believe that - I have a forecast from them, but we’ll see.

Patrick Walker - Walker Smith Capital - Analyst

OK.

Calvin Reed - Peak International - Chairman and CEO

... that a little bit. But, I, you know, it’s coming. There’s no doubt in my mind, it’s coming. Because they wouldn’t be spending the hundreds of thousands of dollars on tooling if there wasn’t. I mean, I can’t forecast their business. I’m not into this drive any more. But, you know, their actions to me as a supplier to them indicate a high confidence in their next generation of products. And, you know, their ability to spend a lot of money on tooling and get volume ready.

Patrick Walker - Walker Smith Capital - Analyst

OK. And can you just provide a little more, I guess, specifics or some kind of a range - when you say by, well I guess, you’re expanding the customer base for your existing disk drive business and you’re also moving, I guess, upstream to some of the component manufacturers.

Calvin Reed - Peak International - Chairman and CEO

Right.

Patrick Walker - Walker Smith Capital - Analyst

You said that that’s increasing your (inaudible) market. Can you characterize the size of the market? An increase in the (inaudible) market - is it 2X, is it $X,000,000?

Calvin Reed - Peak International - Chairman and CEO

We’ve done some rough calculations. And our fiscal 2005, we think it’s all, you know, we should be well into production of disk caddies and have multiple disk drive companies. We think there is a, you know, a market out there of $8,000,000/$10,000,000 and just in those products. Now, how much of it are we going to get? We’re not ready to forecast fiscal 2005 yet. But, you know, we’re going to get - we’re going to get a good percentage of that.

Patrick Walker - Walker Smith Capital - Analyst

OK. And back-end loaded, I assume?

Calvin Reed - Peak International - Chairman and CEO

Well, in this 2005 is going to be back-end loaded. 2000 - excuse me, 2005 is going to be very back-end loaded. You know, and if, you know, we’re going to get some of that. But, that market is the whole year. Now, if I don’t get my disk drive product line - I mean, my disk caddy product line going for the third quarter, well, I already have missed $4,000,000 of that.

Patrick Walker - Walker Smith Capital - Analyst

So, that’s just $8,00,000 on the disk drive caddy?

Calvin Reed - Peak International - Chairman and CEO

That’s just the caddy and a couple of these other products is in that range.

Patrick Walker - Walker Smith Capital - Analyst

But that’s all new.

Calvin Reed - Peak International - Chairman and CEO

That’s business that we’re not participating in today that if we were qualified in shipping them, would be available to us in fiscal 2005.

Patrick Walker - Walker Smith Capital - Analyst

So, if you’re back at the 8 percent of the Seagate business or of 8 percent of revenue, would that be incremental?

Calvin Reed - Peak International - Chairman and CEO

Exactly. Most of that and in that run rate. And you know ...

Patrick Walker - Walker Smith Capital - Analyst

But, do you think you could have a company that has, you know, 20 percent of your revenues from disk drives? I mean, is that an achievable goal? Or is that even a goal?

Calvin Reed - Peak International - Chairman and CEO

Well, I think we have a company that is 20 percent non-semiconductor. OK? And I believe that’s going to happen, but it’s not going to happen in fiscal 2005. It is our goal. And we’ve got two and a half more years on that goal.

Patrick Walker - Walker Smith Capital - Analyst

OK. And I guess the good news is if - you know, you grew almost 15 percent year-over- year even though you say you missed the disk drive number, which would appear to show up I guess, more in the gross margin line.

Calvin Reed - Peak International - Chairman and CEO

Both in the top and bottom line. I mean, it’s

Patrick Walker - Walker Smith Capital - Analyst

Well, what would the - what would ...

Calvin Reed - Peak International - Chairman and CEO

... it was tremendous to us.

Patrick Walker - Walker Smith Capital - Analyst

... what’s the dollar amount of the disk drive mass as you would characterize it?

Calvin Reed - Peak International - Chairman and CEO

Bill, do you have guess on that?

Bill Snyder - Peak International - CFO

We characterize it as $500,000 for the quarter and we said that it was down 30 percent year-over-year. When we entered the year, I imagine we expected it to be flat up.

Calvin Reed - Peak International - Chairman and CEO

Well, you’re saying ...

Patrick Walker - Walker Smith Capital - Analyst

And then, what was the number on that - the dollar amount?

Calvin Reed - Peak International - Chairman and CEO

It was $500,000 on the quarter.

Bill Snyder - Peak International - CFO

For the quarter, shortfall for the year, disk drive tray sales were in the $4,500,000 to $5,000,000 range, Patrick

Calvin Reed - Peak International - Chairman and CEO

And we had forecasted at the beginning of the year, somewhere over $6,000,000. OK?

So, you know, if we’re going down $500,000 in this quarter, but that’s from, you know, what we - what our view of where we thought we were going to be coming into the quarter. We’ve already seen this rate. This decline has been happening for two quarters.

Patrick Walker - Walker Smith Capital - Analyst

And is that because of your customer unit change?

Calvin Reed - Peak International - Chairman and CEO

That’s nothing to do with our unit change. I can’t tell anything about their unit shipments from what I sell to them. Because, it’s only by their product introduction and then I get into just the trays that are based either on increased volume that they have. So they need more trays in their queue. Are the ones that are damaged in their cycle - in their recycling process until the next product comes in?

Patrick Walker - Walker Smith Capital - Analyst

OK.

Bill Snyder - Peak International - CFO

Patrick, I didn’t have an opportunity to listen to Seagate’s call but I saw some analyst notes on it. And I think they were pretty straightforward in discussing that they were late on a product transition. And that the longer that they were in any particular life cycle, the more dear pricing came to them. And as a result, they were working manufacturing costs harder than ever. Translation - they’re trying to recycle trays even harder than ever.

Calvin Reed - Peak International - Chairman and CEO

Definitely - they’re going to get there.

Patrick Walker - Walker Smith Capital - Analyst

OK. And what CAPEX number would you be looking for, for the year?

Calvin Reed - Peak International - Chairman and CEO

Bill, do you have that number?

Bill Snyder - Peak International - CFO

We’re still wrestling with it Patrick, because we’ve got some things on order that we were a little surprised didn’t come in, in fiscal 2004. If I had to pick one number right now, I’d say it’s $6,500,000 plus or minus a few $100,000.

Patrick Walker - Walker Smith Capital - Analyst

OK. And ...

Bill Snyder - Peak International - CFO

Roughly equal to our depreciation. I think our depreciation this quarter was $1,600,000.

Patrick Walker - Walker Smith Capital - Analyst

That’s ...

Bill Snyder - Peak International - CFO

So that’s a 6.4 run rate for a year.

Patrick Walker - Walker Smith Capital - Analyst

And is that - so, that’s roughly equivalent to where you were this year?

Bill Snyder - Peak International - CFO

Yes.

Calvin Reed - Peak International - Chairman and CEO

Yes.

Patrick Walker - Walker Smith Capital - Analyst

OK. And - I actually thought I had something else but I’ll let somebody else take a shot.

Calvin Reed - Peak International - Chairman and CEO

Thank you, Patrick.

Patrick Walker - Walker Smith Capital - Analyst

Thanks guys.

Operator

The next question is a follow-up from Allan Seymour with Columbia Management Group.

Allan Seymour - Columbia Management Group - Analyst

Yes, Cal. If you get more disk carrier product, does that smooth out your ...

Calvin Reed - Peak International - Chairman and CEO

Revenue?

Allan Seymour - Columbia Management Group - Analyst

Yes. I was thinking a hard, you know, your disk drives business because it’s ...

Calvin Reed - Peak International - Chairman and CEO

Absolutely. We think the biggest customer - that will not be Seagate.

Allan Seymour - Columbia Management Group - Analyst

OK.

Calvin Reed - Peak International - Chairman and CEO

Although they, you know, I shouldn’t be using Seagate - I don’t like to talk about customers by name. But, our primary customer, they will - we hope that we will sell him disk caddies. And we have a marketing sales program to make that happen. But, we think the primary sales for disk caddies are going to be media manufacturers, themselves.

Allan Seymour - Columbia Management Group - Analyst

Right. Right. And presumably, that’s more of a - more of a steady unit on ...

Calvin Reed - Peak International - Chairman and CEO

We’re selling to everybody.

Allan Seymour - Columbia Management Group - Analyst

... business than the product cycle business.

Calvin Reed - Peak International - Chairman and CEO

Because then you get into - you are really involved in their unit volume. It’s not one caddy for every 25 disks. There’s a formula for the whole fall-off and you’re looking at a much bigger market, you know, and a much bigger - there’s a current that’s out there. You’re not getting into that current.

Allan Seymour - Columbia Management Group - Analyst

Right.

Calvin Reed - Peak International - Chairman and CEO

But, it’s steady. Then, it doesn’t have nearly the peaks and valleys that’s waiting for product introduction on the automation phase out.

Allan Seymour - Columbia Management Group - Analyst

Right.

Calvin Reed - Peak International - Chairman and CEO

Their disk drive business, too. So, that’s - if you look at where we’re focusing our energy in our new products group, today, number one, get into disk caddy business. Now, we have invested $500,000 or more into clean rooms or washing systems to make that happen, ...

Allan Seymour - Columbia Management Group - Analyst

Right.

Calvin Reed - Peak International - Chairman and CEO

... this year.

Number two, is to be on board with one and hopefully two new disk drive manufacturers for automation trays. So, we have cycles going on that are, you know, that are not just based on one company’s product cycle. So, that’s our goal this year. It’s to make that happen in our new business group.

Allan Seymour - Columbia Management Group - Analyst

And how about disks, I mean, I’d say carrier trays or whatever you want to call it - disk caddies, I guess. I was thinking more in terms of, for the semiconductor guys, I mean, they’re obviously making the transition - the 300 millimeter - is that - I mean, since you’re going into - done the cleaning room, all the cleaning room related stuff, is that an extension that you could do as well ...?

Calvin Reed - Peak International - Chairman and CEO

It’s something we want to look at someday. But, the current injection molding machinery and capacity of our tool room doesn’t make products that big.

Allan Seymour - Columbia Management Group - Analyst

OK.

Calvin Reed - Peak International - Chairman and CEO

OK? I would have to have a significant increase in capital spending to be able to penetrate that market. And I think there’s easier fish to fry out there than that one. The guys that control that market are very good, very entrenched. And, you know, I’d rather fight the disk drive wars than the wafer boat wars.

Allan Seymour - Columbia Management Group - Analyst

OK.

Calvin Reed - Peak International - Chairman and CEO

Because the equipment I have today in the factory makes fine disk caddies and disk drive trays. I would have to have new machinery and equipment to get into that high-end wafer boat business, which is a lucrative business but we’re not capitalized to do that.

Allan Seymour - Columbia Management Group - Analyst

OK, one other question. What’s the status of the building?

Calvin Reed - Peak International - Chairman and CEO

Jack, you want to take that one?

Jack Menache - Peak International - VP

Sure. We are more optimistic at this time than we have been in the last four years that we’re on a path to get it sold. The real estate market in Shenzhen, China is picked up dramatically. We’ve had expressions of interest in it. We have - we are in the middle of getting the building listed with a government agency to have it sold. And we’re hoping that that process will take place in the not very distant future.

Allan Seymour - Columbia Management Group - Analyst

That would be terrific.

Calvin Reed - Peak International - Chairman and CEO

And you know, we think it’ll happen but you know, when you’re doing business in China, you learn something new each day about selling a building. OK? So, unless there’s no more hooks out there, we think that we’re on the road to selling the building.

Allan Seymour - Columbia Management Group - Analyst

OK. Great. Thank you.

Operator

There are no other questions in queue at this time.

Calvin Reed - Peak International - Chairman and CEO

OK. Thank you all for participating. That will conclude our call.

Bill Snyder - Peak International - CFO

Thank you, gentlemen.

Operator

Ladies and gentlemen, thanks for your participation on today’s conference call. You may now disconnect.